Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2021 FOURTH-QUARTER,

FULL-YEAR FINANCIAL RESULTS

•	Q4 Business and Financial Highlights:

•	Net Sales Were $106 Million

•	Cash Increased to Over $93 Million at June 30

•	ANDA for Generic ADVAIR DISKUS® Submitted, Accepted for Priority Review

•	Completed Re-financing Transaction, Debt Maturity Extended to 2026

•	Post Quarter End:

•	Added Generic Spiriva® Handihaler® to Pipeline, Third Drug/Device Respiratory Asset, Fifth Large, Durable Product Opportunity

Philadelphia, PA – August 25, 2021 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2021 fourth quarter and full year ended June 30, 2021.

“With the recently signed agreement to be the exclusive U.S. distributor of a generic Spiriva® Handihaler®, we now have disclosed at least five large, durable assets in our pipeline,” said Tim Crew, chief executive officer of Lannett. “Each of these products has the potential to both be a significant contributor to our financial performance and to do so for an extended period of time. Combined, these products have the potential to transform our company. Currently, we believe all five products could be approved, or tentatively approved, by 2025, with the product closest to commercialization, generic ADVAIR DISKUS®, potentially launching next calendar year, followed by generic Flovent Diskus® in 2023, biosimilar Insulin Glargine in 2024 and biosimilar Insulin Aspart in 2025.

“Regarding our financial performance, throughout the fiscal 2021 full year several of our key products faced a highly competitive pricing environment. Despite these pressures, net sales of $479 million were just below our expectations of approximately $480 million, while adjusted gross margin of 26% was at the top end of our expectations. Importantly, our cash position increased to over $93 million at June 30, 2021, up from approximately $81 million at March 31, 2021.

“As earlier noted, in April, we successfully completed a refinancing transaction, which extended the maturity of our debt to 2026, upsized our credit facility and significantly freed up cash flow during the term of the debt, primarily through the elimination of mandatory debt payments until maturity. We thus have more financial flexibility to progress our portfolio and more resources to further invest in our growth initiatives.

“For the upcoming year our goals include: successfully commercializing recently and soon-to-be approved drug product candidates; advancing the development of our large, durable assets; further expanding our existing strategic relationships and forming new ones to add complementary products to our portfolio; and all the while, maintaining prudent expense discipline.”

For the fiscal 2021 fourth quarter on a GAAP basis, net sales were $106.0 million compared with $137.9 million for the fourth quarter of fiscal 2020. Gross profit was $22.7 million, or 21% of net sales, compared with $39.6 million, or 29% of net sales. Income tax expense was $129.2 million, primarily attributable to the impact of the full valuation allowance recorded against the Company’s deferred tax assets, compared to income tax benefit of $10.1 million for the prior year fourth quarter. Net loss was $177.9 million, or $4.50 per share, compared with $9.7 million, or $0.25 per share, for the fourth quarter of fiscal 2020.

For the fiscal 2021 fourth quarter reported on a Non-GAAP basis, net sales were $106.0 million compared with $137.9 million for the fourth quarter of fiscal 2020. Adjusted gross profit was $26.4 million, or 25% of net sales, compared with $48.9 million, or 35% of net sales. Adjusted operating income was $4.9 million compared with $26.7 million. Adjusted interest expense increased to $12.1 million from $11.3 million for the fourth quarter of fiscal 2020. Adjusted net loss was $7.4 million, or $0.19 per share, versus adjusted net income of $13.4 million, or $0.31 per diluted share, for the fiscal 2020 fourth quarter. Adjusted EBITDA for the fiscal 2021 fourth quarter was $12.1 million.

For the fiscal 2021 full year, on a GAAP basis, net sales were $478.8 million compared with $545.7 million for the fiscal 2020 full year. Gross profit was $75.6 million, or 16% of total net sales, compared with $165.2 million, or 30% of total net sales. During fiscal 2021, the company recorded non-cash asset impairment charges of $216.6 million, primarily related to the write down of intangible assets associated with the acquisition of Kremers Urban Pharmaceuticals product rights and the write-down of the value of a product license agreement. Income tax expense was $60.6 million, primarily attributable to the impact of the full valuation allowance recorded against the Company’s deferred tax assets, compared to income tax benefit of $15.3 million for the prior year. Net loss was $363.5 million, or $9.23 per share, compared with $33.4 million, or $0.86 per share, for fiscal 2020.

For the fiscal 2021 full year reported on a Non-GAAP basis, net sales were $478.8 million compared with $545.7 million for the fiscal 2020 full year. Adjusted gross profit was $122.3 million, or 26% of adjusted net sales, compared with $204.0 million, or 37% of adjusted net sales, for the prior year. Adjusted operating income was $43.4 million compared with $107.4 million. Adjusted interest expense declined to $43.7 million from $52.5 million for fiscal 2020. Adjusted net loss was $1.0 million, or $0.03 per share, versus adjusted net income of $45.6 million, or $1.07 per diluted share, for the fiscal 2020 full year.

Guidance for Fiscal 2022

Based on its current outlook, the company provided guidance for fiscal year 2022 as follows:

	GAAP	Adjusted*
Net sales	$400 million to $440 million	$400 million to $440 million
Gross margin %	Approximately 19 to 21%	Approximately 23% to 25%
R&D expense	$26 million to $29 million	$26 million to $29 million
SG&A expense	$64 million to $68 million	$58 million to $61 million
Interest and other	Approximately $58 million	Approximately $52 million
Effective tax rate	Approximately 0% to 5%	Approximately 21% to 22%
Adjusted EBITDA	N/A	$40 million to $55 million
Capital expenditures	$12 million to $18 million	$12 million to $18 million

*A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the attached financial tables.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2021 fourth quarter and full year ended June 30, 2021. The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 50215666. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. The Company also believes that including Adjusted EBITDA is appropriate to provide additional information to investors. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) asset impairment charges, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

ADVAIR DISKUS® and Flovent® Diskus® are registered trademarks of GlaxoSmithKline. Spiriva® Handihaler® are registered trademarks of Boehringer Ingelheim.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statements, including, but not limited to, successfully commercializing recently introduced products and launching and successfully commercializing additional products in fiscal 2022, the potential material impact of COVID-19 on future financial results, and achieving the financial metrics stated in the company’s guidance for fiscal 2022, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time. These forward-looking statements represent the company's judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	June 30, 2021	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$93,286	$144,329
Accounts receivable, net	98,834	125,688
Inventories	109,545	142,867
Income taxes receivable	35,050	14,419
Assets held for sale	2,678	2,678
Other current assets	14,170	13,227
Total current assets	353,563	443,208
Property, plant and equipment, net	166,674	179,518
Intangible assets, net	137,835	374,735
Operating lease right-of-use asset	10,559	9,343
Deferred tax assets	-	117,890
Other assets	15,106	11,861
TOTAL ASSETS	$683,737	$1,136,555

LIABILITIES
Current liabilities:
Accounts payable	$29,585	$32,535
Accrued expenses	13,077	14,962
Accrued payroll and payroll-related expenses	10,680	16,304
Rebates payable	19,025	38,175
Royalties payable	13,779	20,863
Restructuring liability	8	27
Current operating lease liabilities	2,045	1,097
Short-term borrowings and current portion of long-term debt	-	88,189
Other current liabilities	2,270	2,713
Total current liabilities	90,469	214,865
Long-term debt, net	590,683	592,940
Long-term operating lease liabilities	11,047	9,844
Other liabilities	19,009	16,010
TOTAL LIABILITIES	711,208	833,659

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock ($0.001 par value, 100,000,000 shares authorized; 40,913,148 and 39,963,127 shares issued;
39,576,606 and 38,798,787 shares outstanding at June 30, 2021 and June 30, 2020, respectively)	41	40
Additional paid-in capital	355,239	321,164
Accumulated deficit	(364,766)	(1,291)
Accumulated other comprehensive loss	(548)	(627)
Treasury stock (1,336,542 and 1,164,340 shares at June 30, 2021 and June 30, 2020, respectively)	(17,437)	(16,390)
Total stockholders' equity (deficit)	(27,471)	302,896
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$683,737	$1,136,555

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2021	2020	2021	2020
Net sales	$106,009	$137,920	$478,778	$545,744
Cost of sales	79,597	89,809	378,335	348,508
Amortization of intangibles	3,753	8,519	24,850	32,016
Gross profit	22,659	39,592	75,593	165,220
Operating expenses:
Research and development expenses	6,017	6,691	24,173	29,978
Selling, general and administrative expenses	21,576	18,591	68,078	79,467
Restructuring expenses	-	-	4,043	1,771
Asset impairment charges	18,550	18,841	216,550	34,448
Total operating expenses	46,143	44,123	312,844	145,664
Operating income (loss)	(23,484)	(4,531)	(237,251)	19,556
Other income (loss):
Loss on extinguishment of debt	(10,341)	-	(10,341)	(2,145)
Investment income	68	94	236	1,646
Interest expense	(13,217)	(14,682)	(53,830)	(66,845)
Other	(1,687)	(659)	(1,664)	(840)
Total other loss	(25,177)	(15,247)	(65,599)	(68,184)
Loss before income tax	(48,661)	(19,778)	(302,850)	(48,628)
Income tax expense (benefit)	129,225	(10,077)	60,625	(15,262)
Net loss	$(177,886)	$(9,701)	$(363,475)	$(33,366)

Loss per common share (1):
Basic	$(4.50)	$(0.25)	$(9.23)	$(0.86)
Diluted	$(4.50)	$(0.25)	$(9.23)	$(0.86)

Weighted average common shares outstanding (1):
Basic	39,544,909	38,752,080	39,391,589	38,592,618
Diluted	39,544,909	38,752,080	39,391,589	38,592,618

(1) Effective with the Warrants issued on April 22, 2021, the basic and diluted earnings per share was calculated based on the two-class method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended June 30, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Asset impairment charges	Operating income (loss)	Other loss	Loss before income tax	Income tax expense	Net loss	Diluted loss per share (k)
GAAP Reported	$106,009	$79,597	$3,753	$22,659	21%	$6,017	$21,576	$18,550	$(23,484)	$(25,177)	$(48,661)	$129,225	$(177,886)	$(4.50)
Adjustments:
Amortization of intangibles (a)	-	-	(3,753)	3,753		-	-	-	3,753	-	3,753	-	3,753
Cody API business (b)	-	(21)	-	21		-	(13)	-	34	-	34	-	34
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	1,051	-	1,051	-	1,051
Branded prescription drug fee (d)	-	-	-	-		-	(831)	-	831	-	831	-	831
Asset impairment charges (e)	-	-	-	-		-	-	(18,550)	18,550	-	18,550	-	18,550
Loss on extinguishment of debt (f)	-	-	-	-		-	-	-	-	10,341	10,341	-	10,341
Debt refinancing costs (g)	-	-	-	-		-	(2,262)	-	2,262	-	2,262	-	2,262
Non-cash interest (h)	-	-	-	-		-	-	-	-	1,073	1,073	-	1,073
Other (i)	-	-	-	-		-	(1,915)	-	1,915	1,500	3,415	-	3,415
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	(129,139)	129,139

Non-GAAP Adjusted	$106,009	$79,576	$-	$26,433	25%	$6,017	$15,504	$-	$4,912	$(12,263)	$(7,351)	$86	$(7,437)	$(0.19)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the federally mandated branded prescription drug fee related to Levothyroxine sold under the JSP agreement, which has not been sold since fiscal year ended June 30, 2019
(e)	To exclude asset impairment charges primarily related to its intangible asset for a distribution and supply agreement with Cediprof, Inc. for the Levothyroxine tablets product
(f)	To exclude the loss on extinguishment of debt related to the retirement of the Term Loan B in April 2021
(g)	To exclude legal and financial advisory costs related to the debt refinancing in April 2021
(h)	To exclude non-cash interest expense associated with debt issuance costs
(i)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement and costs associated with a legal settlement
(j)	To exclude the impact of the full valuation allowance booked against the Company's deferred tax assets as well as the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the three months ended June 30, 2021 is 39,544,909 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended June 30, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Asset impairment charges	Operating income (loss)	Other loss	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (i)
GAAP Reported	$137,920	$89,809	$8,519	$39,592	29%	$6,691	$18,591	$18,841	$(4,531)	$(15,247)	$(19,778)	$(10,077)	$(9,701)	$(0.25)
Adjustments:
Amortization of intangibles (a)	-	-	(8,519)	8,519		-	-	-	8,519	-	8,519	-	8,519
Cody API business (b)	-	158	-	(158)		(66)	(95)	-	3	-	3	-	3
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,058)	-	1,058	-	1,058	-	1,058
Decommissioning of Philadelphia sites (d)	-	(419)	-	419		-	-	-	419	-	419	-	419
Asset impairment charges (e)	-	-	-	-		-	-	(18,841)	18,841	-	18,841	-	18,841
Non-cash interest (f)	-	-	-	-		-	-	-	-	3,335	3,335	-	3,335
Other (g)	-	(508)	-	508		(64)	(1,817)	-	2,389	-	2,389	-	2,389
Tax adjustments (h)	-	-	-	-		-	-	-	-	-	-	11,436	(11,436)

Non-GAAP Adjusted	$137,920	$89,040	$-	$48,880	35%	$6,561	$15,621	$-	$26,698	$(11,912)	$14,786	$1,359	$13,427	$0.31

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(e)	To exclude asset impairment charges primarily related to the abandonment of several pipeline products within the KUPI IPR&D and Silarx IPR&D asset portfolios
(f)	To exclude non-cash interest expense associated with debt issuance costs
(g)	To exclude costs primarily related to separation costs related to the Company’s cost reduction plan, COVID-19 special recognition payments, as well as costs previously incurred as part of the Company's refinancing efforts
(h)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(i)	The weighted average share number for the three months ended June 30, 2020 is 38,752,080 for GAAP and 46,111,366 for non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Twelve months ended June 30, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other loss	Loss before income tax	Income tax expense	Net loss	Diluted loss per share (n)
GAAP Reported	$478,778	$378,335	$24,850	$75,593	16%	$24,173	$68,078	$4,043	$216,550	$(237,251)	$(65,599)	$(302,850)	$60,625	$(363,475)	$(9.23)
Adjustments:
Amortization of intangibles (a)	-	-	(24,850)	24,850		-	-	-	-	24,850	-	24,850	-	24,850
Cody API business (b)	-	(270)	-	270		(5)	(486)	-	-	761	-	761	-	761
Depreciation on capitalized software costs (c)	-	-	-	-		-	(4,204)	-	-	4,204	-	4,204	-	4,204
Branded prescription drug fee (d)	-	-	-	-		-	(831)	-	-	831	-	831	-	831
Restructuring expenses (e)	-	-	-	-		-	-	(4,043)	-	4,043	-	4,043	-	4,043
Asset impairment charges (f)	-	-	-	-		-	-	-	(216,550)	216,550	-	216,550	-	216,550
Write-downs for excess and obsolete inventory (g)	-	(16,623)	-	16,623		-	-	-	-	16,623	-	16,623	-	16,623
Distribution agreement renewal costs (h)	-	(4,966)	-	4,966		-	-	-	-	4,966	-	4,966	-	4,966
Loss on extinguishment of debt (i)	-	-	-	-		-	-	-	-	-	10,341	10,341	-	10,341
Debt refinancing costs (j)	-	-	-	-		-	(2,262)	-	-	2,262	-	2,262	-	2,262
Non-cash interest (k)	-	-	-	-		-	-	-	-	-	10,146	10,146	-	10,146
Other (l)	-	-	-	-		-	(5,610)	-	-	5,610	1,500	7,110	-	7,110
Tax adjustments (m)	-	-	-	-		-	-	-	-	-	-	-	(59,763)	59,763

Non-GAAP Adjusted	$478,778	$356,476	$-	$122,302	26%	$24,168	$54,685	$-	$-	$43,449	$(43,612)	$(163)	$862	$(1,025)	$(0.03)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the federally mandated branded prescription drug fee related to Levothyroxine sold under the JSP agreement, which has not been sold since fiscal year ended June 30, 2019
(e)	To exclude expenses associated with the 2020 Restructuring Plan
(f)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the intangible asset for a distribution and supply agreement with Cediprof, Inc. for the Levothyroxine tablets product
(g)	To exclude write-downs for excess and obsolete inventory related to the discontinuance of certain product lines
(h)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(i)	To exclude the loss on extinguishment of debt related to the retirement of the Term Loan B in April 2021
(j)	To exclude legal and financial advisory costs related to the debt refinancing in April 2021
(k)	To exclude non-cash interest expense associated with debt issuance costs
(l)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement and costs associated with a legal settlement
(m)	To exclude the impact of the full valuation allowance booked against the Company's deferred tax assets as well as the tax effect of the pre-tax adjustments included above at applicable tax rates
(n)	The weighted average share number for the twelve months ended June 30, 2021 is 39,391,589 for GAAP and the non-GAAP loss per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Twelve months ended June 30, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income	Other loss	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (l)
GAAP Reported	$545,744	$348,508	$32,016	$165,220	30%	$29,978	$79,467	$1,771	$34,448	$19,556	$(68,184)	$(48,628)	$(15,262)	$(33,366)	$(0.86)
Adjustments:
Amortization of intangibles (a)	-	-	(32,016)	32,016		-	-	-	-	32,016	-	32,016	-	32,016
Cody API business (b)	-	(2,752)	-	2,752		(617)	(528)	-	-	3,897	-	3,897	-	3,897
Depreciation on capitalized software costs (c)	-	-	-	-		-	(4,233)	-	-	4,233	-	4,233	-	4,233
Decommissioning of Philadelphia sites (d)	-	(1,903)	-	1,903		-		-	-	1,903	-	1,903	-	1,903
Branded prescription drug fee (e)	-	-	-	-		-	(2,957)	-	-	2,957	-	2,957	-	2,957
Restructuring expenses (f)	-	-	-	-		-	-	(1,771)	-	1,771	-	1,771	-	1,771
Asset impairment charges (g)	-	-	-	-		-	-	-	(34,448)	34,448	-	34,448	-	34,448
Non-cash interest (h)	-	-	-	-		-	-	-	-	-	14,336	14,336	-	14,336
Loss on extinguishment of debt (i)	-	-	-	-		-	-	-	-	-	2,145	2,145	-	2,145
Other (j)	-	(2,094)	-	2,094		(94)	(4,395)	-	-	6,583	21	6,604	-	6,604
Tax adjustments (k)	-	-	-	-		-	-	-	-	-	-	-	25,378	(25,378)

Non-GAAP Adjusted	$545,744	$341,759	$-	$203,985	37%	$29,267	$67,354	$-	$-	$107,364	$(51,682)	$55,682	$10,116	$45,566	$1.07

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(e)	To exclude the federally mandated branded prescription drug fee related to Levothyroxine sold under the JSP agreement, which has not been sold since fiscal year ended June 30, 2019
(f)	To exclude expenses associated with the Cody API Restructuring Plan
(g)	To exclude asset impairment charges primarily associated with an agreement to distribute Methylphenidate AB and related to the abandonment of several pipeline products within the KUPI IPR&D and Silarx IPR&D asset portfolios
(h)	To exclude non-cash interest expense associated with debt issuance costs
(i)	To exclude the loss on extinguishment of debt primarily related to the partial repayment of the outstanding Term Loan A balance
(j)	To primarily exclude accrued separation costs related to the Company's former Chief Financial Officer and the Company’s cost reduction plan, as well as COVID-19 special recognition payments, legal settlements and costs previously incurred as part of the Company's refinancing efforts, partially offset by gains on sales of assets previously held for sale
(k)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(l)	The weighted average share number for the twelve months ended June 30, 2020 is 38,592,618 for GAAP and 44,677,463 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in thousands)

Three months ended
June 30, 2021
Net loss	$(177,886)

Interest expense	13,217
Depreciation and amortization	9,479
Income tax expense	129,225
EBITDA	(25,965)

Share-based compensation	1,841
Inventory write-down	715
Asset impairment charges (a)	18,550
Investment income	(68)
Loss on extinguishment of debt (b)	10,341
Other non-operating loss	187
Debt refinancing costs (c)	2,262
Legal settlement (d)	1,500
Other (e)	2,781
Adjusted EBITDA (Non-GAAP)	$12,144

(a)	To exclude asset impairment charges primarily related to its intangible asset for a distribution and supply agreement with Cediprof, Inc. for the Levothyroxine tablets product
(b)	To exclude the loss on extinguishment of debt related to the retirement of the Term Loan B in April 2021
(c)	To exclude legal and financial advisory costs related to the debt refinancing in April 2021
(d)	To exclude costs associated with a legal settlement
(e)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement as well as the federally mandated branded prescription drug fee related to Levothyroxine sold under the JSP agreement, which has not been sold since fiscal year ended June 30, 2019

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

Fiscal Year 2022 Guidance
Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$400 - $440	-		$400 - $440
Gross margin percentage	approx. 19% to 21%	4%	(a)	approx. 23% to 25%
R&D expense	$26 - $29	-		$26 - $29
SG&A expense	$64 - $68	($6 - $7)	(b)	$58 - $61
Interest and other	approx. $58	($6)	(c)	approx. $52
Effective tax rate	approx. 0% to 5%	-		approx. 21% to 22%
Adjusted EBITDA	N/A	N/A		$40 - $55
Capital expenditures	$12 - $18	-		$12 - $18

(a)  The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI")

(b)  The adjustment primarily excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition and the reimbursement of legal costs associated with a distribution agreement

(c)  The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2022 Guidance
	Low	High
Net loss	$(72.0)	$(60.0)

Interest expense	58.0	58.0
Depreciation and amortization	38.0	41.0
Income taxes	-	(3.0)
EBITDA	24.0	36.0

Share-based compensation	9.0	9.0
Inventory write-down	7.0	8.0
Other (a)	-	2.0
Adjusted EBITDA (Non-GAAP)	$40.0	$55.0

(a) Relates to the reimbursement of legal costs associated with a distribution agreement

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Twelve months ended
($ in thousands)	June 30,		June 30,
Medical Indication	2021	2020	2021	2020
Analgesic	$4,156	$1,874	$14,684	$8,680
Anti-Psychosis	5,697	26,346	43,720	104,934
Cardiovascular	13,364	21,251	65,987	88,576
Central Nervous System	23,467	20,102	95,115	77,256
Endocrinology	7,519	-	27,070	-
Gastrointestinal	15,048	17,457	67,540	73,477
Infectious Disease	12,175	21,515	67,761	73,237
Migraine	4,612	11,359	25,554	44,266
Respiratory/Allergy/Cough/Cold	3,017	2,829	9,258	11,576
Urinary	1,401	1,408	5,786	4,225
Other	10,651	7,166	35,312	35,013
Contract Manufacturing revenue	4,902	6,613	20,991	24,504
Net Sales	$106,009	$137,920	$478,778	$545,744